UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-9165	38-1239739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (269) 385-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 16, 2011, Stryker Corporation announced that it has entered into a definitive agreement to acquire Orthovita, Inc. through an all cash tender offer. Under the terms of the agreement, Orthovita shareholders will receive $3.85 for each outstanding Orthovita share of common stock. The value of the transaction is estimated at $316 million, based upon Orthovita’s 79 million fully diluted shares outstanding as well as net debt of $12 million. The closing of the transaction is subject to expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. A copy of the press release announcing the agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 Press release dated May 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION

/s/ Curt R. Hartman
Date May 16, 2011	Curt R. Hartman
Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press release dated May 16, 2011

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